UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 12, 1997


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 4.



ITEM 5. Other Events.

	Reference is made to "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 for a description of litigation commenced by Houston Lighting & Power Company (HL&P) against the Company's coal mining subsidiary, Northwestern Resources Company (NWR), in the District Court of the 157th Judicial District, Harris County, Texas. HL&P purchases lignite produced by NWR.

	On December 12, 1997, a District Court jury ruled in favor of NWR. HL&P had claimed that: (i) changed conditions had occurred which resulted in a gross inequity; and (ii) changed conditions had occurred which resulted in unreasonable profits being earned by NWR. HL&P further contended that as a result of (i) and /or (ii) a renegotiation and reduction of fees was required under the lignite supply agreement (LSA). HL&P sought a reduction in fees in excess of 60 percent of the existing LSA, which governs delivery of lignite to the Limestone generating plants and is effective until July 29, 2015. NWR currently realizes approximately $25,000,000 per year from these fees.

As a result of the verdict, current pricing under the terms of the LSA is unchanged.

The Company issued the press release filed herewith as Exhibit 99 on December 12, 1997.


ITEM 7. Exhibits.

99	Press Release of the Company dated December 12, 1997.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


		     THE MONTANA POWER COMPANY
		 (Registrant)


		By /s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
			Financial and Information
			Officer

Dated:  December 17, 1997




Exhibit Index

Exhibit	Page

99	Press Release of the Company dated December 12, 1997.	5



Exhibit 99

Press Release of the Company dated December 12, 1997.

TEXAS JURY FINDS FOR NORTHWESTERN RESOURCES IN COAL DISPUTE

HOUSTON - A Harris County District Court jury here found today that Houston Lighting & Power (HL&P) had failed to demonstrate any changed circumstances that would constitute a gross inequity in its lignite-supply agreement with Northwestern Resources Co. (NWR), of Jewett, Texas. As a result, current pricing under the terms of the agreement is unchanged.

Northwestern Resources is a coal mining subsidiary of The Montana Power Company (NYSE:MTP) of Butte, Montana.

The jury also found:

? That NWR's profits have not been unreasonable, are not unreasonable, and will not be unreasonable under the existing terms of the supply agreement.
? And that conditions have not changed since the supply agreement was signed in August 1979 in any way that would require a price change.

The Houston-based energy firm had claimed that changed circumstances had triggered a gross inequity clause in the lignite supply agreement with Northwestern, and that NWR had an obligation to renegotiate new, lower fees. HL&P also had claimed that NWR was earning an unreasonable profit, which also required the renegotiation of the fees. But the jury disagreed. HL&P had sought reduction in fees in excess of 60 percent, retroactive to September 1, 1995.

	Before the trial began on October 20, the presiding judge concluded that the lignite supply agreement requires HL&P purchase its requirements for lignite only from Northwestern Resources. Consequently, according to the judge's interpretation, HL&P may substitute other fuels at the Limestone generating plants. NWR intends to appeal this decision.

	The lignite supply agreement governs delivery of 9 million tons of lignite per year and is effective until July 29, 2015.